UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2008

CMGI, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23262	04-2921333
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1100 Winter Street Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(781) 663-5001

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 2, 2008, ModusLink Corporation (“ModusLink”), a subsidiary of CMGI, Inc. (the “Registrant”), made certain changes in management responsibility to be effective on June 1, 2008. William R. McLennan was appointed to the newly created position of President, Global Operations, ModusLink, in which capacity he will have responsibility over ModusLink’s worldwide operations. Immediately prior to the appointment, Mr. McLennan served as President, International Business Unit, ModusLink. Mark J. Kelly was appointed to the newly created position of President, Aftermarket Services, ModusLink, in which capacity he will have responsibility for developing ModusLink’s reverse logistics business, including the Registrant’s newly acquired PTS Corporation. Immediately prior to the appointment, Mr. Kelly was President, Americas Business Unit, ModusLink. Both Mr. McLennan and Mr. Kelly remain executive officers of the Registrant.

Item 8.01	Other Events.

On May 2, 2008, the Registrant announced that it has acquired PTS Corporation, an Indiana corporation doing business as PTS Electronics, a consumer electronics and telecommunications service repair and reverse logistics provider. A copy of the press release issued by the Registrant concerning the foregoing is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The exhibit listed in the Exhibit Index immediately preceding such exhibit is furnished with this report.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMGI, Inc.

Date: May 2, 2008

	By:	/s/ Peter L. Gray
Peter L. Gray
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of the Registrant dated May 2, 2008.